SOCIAL MEDIA SERVICES CONTRACT

THIS AGREEMENT made the 18 day of April,2019.

BETWEEN:

Oilprice.com, a division of Advanced Media Solutions Limited, a BVI company, operating from Mexico

("**Oilprice**")

AND:

Fortem Resources Inc.

Suite 1020, 909 11th Avenue S.W. Calgary, Alberta T2R 0E7 (address)

(the "**Customer**")

WHEREAS:

A. Oilprice has a popular website for news, information, advertising and opinion (the "Oilprice Website");

B. Oilprice employs and contracts with writers who write articles ("Articles") on client companies, most of which are publicly listed for trading on a stock exchange or quotation system;

C. Oilprice has the ability to drive traffic to the Articles through social media (the "Services");

D. Customer has requested that Oilprice write Articles and provide the Services regarding Customer's company, business and prospects ("Customer's Business").

This Agreement sets out the terms agreed by the parties.

Services Term:_2______ month(s) **Services Price: USD$ 100,000 per month in advance**

Article Creation Fee: USD$ 20,000 in advance.

1. Customer will provide information and material to Oilprice for preparation of 1 or 2 Articles on Customer's Business, as determined by Oilprice in consultation with Customer. Oilprice will make reasonable efforts to prepare Articles regarding Customer's Business that reflect the information and materials provided by Customer, but Oilprice does no verification or fact checking. Customer must ensure that all information that it provides to Oilprice as a basis for an Article has been disclosed by Customer to the public, or such information is otherwise available to the public through other public sources. CUSTOMER IS FULLY RESPONSIBLE TO CHECK ALL ARTICLES AND MAKE CHANGES REQUIRED TO ANY ARTICLES PRIOR TO PUBLICATION. Each Article will be prepared with forward looking statements and disclaimers attached, as

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determined by Oilprice in consultation with its legal advisors. Each Article will be disclosed as an advertisement for entertainment purposes. Oilprice has no accredited investment advisors.

2. Oilprice will prepare the Articles for publication as indicated above, and will publish them on the Oilprice Website and on other media as agreed between Oilprice and Customer.

3. Oilprice will provide the Services for the time period listed above in consideration of the Services Price.

4. The full amount for all Articles and Services for each month must be paid in advance. Customer acknowledges that a portion of the cost of Services may go to placing notices or banner ads with media or publication of the Article itself in various media aside from the Oilprice Website. Full payment is due 30 days prior to publication of the first Article. If payment is not made as indicated and Oilprice publishes the Article(s), Customer will be liable for full payment with interest accruing at a rate of 18% per annum, from the date that payment was due to the date of full payment.

5. Customer acknowledges that as a result of its requisition of the writing and publication of the Articles, Customer is responsible for the content of the Articles. Customer indemnifies and saves harmless Oilprice, Advanced Media Solutions Limited and its owners, directors, officers and agents from any claims, costs, damages or expenses including client's actual attorney fees for any matter that may arise as a result of Oilprice's publication of the Articles, including without limitation claims from Customer's investors and investigations or charges from regulatory authorities.

6. Oilprice does not and will not conduct investor relations on behalf of Customer.

7. The undersigned signing for Customer warrants that he/she/it has full authority to execute this Agreement and bind the Customer.

8. Unless otherwise provided, all dollar amounts referred to in this agreement are in lawful money of the United States of America.

9. This agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this agreement by electronic transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this agreement as of the date set forth on page one of this agreement.

10. This agreement will be governed by and construed in accordance with the law of Mexico in Mexico City, and the parties attorn to the exclusive jurisdiction of the courts of competent jurisdiction in Mexico City.

11. There are no representations, warranties, collateral agreements, or conditions except as herein specified.

IS

IN WITNESS WHEREOF the parties hereto have caused this instrument to be duly executed the date first mentioned above.

Oilprice/Advanced Media Solutions Limited

Per: /s/ signed
Authorized Signatory

Fortem Resources Inc. (Customer)

Per: /s/ signed
Authorized Signatory